Exhibit 99.4

AMERICAN SHARED HOSPITAL SERVICES

WARRANT FOR THE PURCHASE OF SHARES OF
COMMON STOCK OF AMERICAN SHARED HOSPITAL SERVICES

No. ____	Warrant to Purchase 220,000 Shares

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER ANY STATE SECURITIES LAW. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO THE PROVISIONS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE, ASSIGNMENT, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

FOR VALUE RECEIVED, AMERICAN SHARED HOSPITAL SERVICES, a California corporation (the “Company”), hereby certifies that RCS/TIG Holdings LLC, a Delaware limited liability company, its successor or permitted assigns (the “Holder”), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, 220,000 fully paid and non-assessable shares of Common Stock of the Company, no par value per share (the “Common Stock”), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.

1.            Definitions.

(a)         The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Offering Price” shall mean, calculated on a per share of Common Stock basis, (i) in respect of any Common Stock, the consideration received by the Company for the issuance of such Common Stock and (ii) in respect of any convertible securities (as defined in paragraph 8(b)), the sum of (A) the consideration received by the Company for the issuance of such convertible securities plus (B) the consideration payable to the Company upon exercise, exchange or conversion in full of such convertible securities (excluding the forfeiture of such convertible securities) for the issuance of the underlying shares of Common Stock.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

“Current Market Price Per Common Share” means, on any determination date, the average of the Daily Prices per share of Common Stock for the 20 consecutive trading days immediately prior to such date. If, on any determination date, the shares of Common Stock are not traded on a national securities exchange or quoted by any regulated quotation service, the Current Market Price Per Common Share shall be the fair market value per share as determined in good faith by the Board.

“Daily Price” means (i) if the shares of Common Stock are then listed and traded on a national securities exchange, the closing price on the applicable day as reported by the principal national securities exchange on which such shares are listed and traded and (ii) if such shares are not then listed and traded on a national securities exchange, the closing price on such day as quoted by any regulated quotation service.

“Excluded Securities” means shares of Common Stock issued or issuable (i) pursuant to the Company’s stock option plan or any similar employee compensation plan of the Company that is approved by the Board of Directors, (ii) pursuant to the exercise of any convertible securities if no adjustment was required pursuant to paragraph 7(b) at the time such convertible security was issued, (iii) pursuant to an underwritten public offering and (iv) as consideration for or to fund the acquisition of any company, business or asset.

“Exercise Price” means initially, the average of the Daily Price of the Common Stock for the five (5) consecutive trading days immediately preceding the Closing Date. The Exercise Price shall thereafter be subject to adjustment as provided in this Warrant.

“Expiration Time” means 5:00 p.m. Chicago time on the Maturity Date or, if such day is not a Business Day, then until 5:00 p.m. Chicago time on the next succeeding day that is a Business Day.

“Note and Warrant Purchase Agreement” means the Note and Warrant Purchase Agreement dated as of the date hereof among the Company and the holder listed on the signature pages thereto, as the same may be amended from time to time.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Warrant Shares” means the shares of Common Stock deliverable upon exercise of this Warrant, as the same may be adjusted from time to time as provided in this Warrant.

(b)         Capitalized terms used but not defined in this Warrant shall have the meanings assigned to such terms in the Note and Warrant Purchase Agreement.

2.            Exercise of Warrant.

(a)         The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, commencing on the Closing Date and ending at the Expiration Time. To exercise this Warrant, the Holder shall deliver to the Company i) an executed Warrant Exercise Notice substantially in the form annexed to this Warrant, ii) this Warrant, and iii) subject to paragraph 2(e), the applicable Exercise Price. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

(b)         The Exercise Price may be paid either by wire transfer of immediately available funds to an account designated by the Company or by certified or official bank check or bank cashier’s check payable to the order of the Company. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares; provided that the Company shall not be required to pay any taxes that may be payable in respect of any transfer involved in the issuance and delivery of the Warrant Shares in a name other than that of the Holder.

(c)         If the Holder exercises this Warrant in part, this Warrant shall be surrendered by the Holder to the Company and a new Warrant of the same tenor and for the unexercised number of Warrant Shares registered in the name of the Holder shall be executed by the Company as promptly as reasonably practicable.

(d)         Upon surrender of this Warrant in conformity with the foregoing provisions, the Company shall transfer to the Holder appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder as may be directed in writing by the Holder, and shall promptly deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph 5 below.

(e)          In lieu of making a cash payment of the Exercise Price to exercise this Warrant pursuant to paragraph 2(a) (but in all other respects in accordance with the exercise procedure set forth in paragraph 2(a)), the Holder may elect to convert this Warrant into shares of Common Stock, in which event the Company will issue to the Holder the number of shares of Common Stock equal to the amount resulting from the following equation:

X = ((A - B) x C) / B where:

X = the number of shares of Common Stock issuable upon exercise pursuant to this paragraph 2(e);

A = the Current Market Price Per Common Share on the date on which the Holder delivers a Warrant Exercise Notice to the Company pursuant to paragraph 2(a);

B = the Exercise Price; and

C = the number of shares of Common Stock as to which this Warrant is being exercised pursuant to paragraph 2(a).

If the foregoing calculation results in zero or a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this paragraph 2(e).

3.           Restrictive Legend. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant to the extent that and for so long as such legend is required pursuant to applicable securities laws.

4.           Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, in each case except restrictions on transfer contemplated by paragraph 3, to the extent set forth in the Note and Warrant Purchase Agreement and to the extent created by the Holder.

5.           Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, and in lieu of delivery of any such fractional share to which the Holder may be entitled upon any exercise of this Warrant, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share on the Business Day immediately preceding the date on which the Holder delivers the Warrant Exercise Notice pursuant to paragraph 2(a).

6.           Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

7.            Anti-dilution Provisions.

(a)          Common Stock Dividends, Subdivisions or Combinations. If the Company shall at any time after the date hereof (A) declare and pay a dividend or make a distribution on Common Stock payable in Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, then in each such case:

(i)          the number of Warrant Shares issuable upon exercise of this Warrant thereafter shall be proportionately adjusted so that the exercise of this Warrant after such event shall entitle the Holder to receive the aggregate number of shares of Common Stock that such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to such event; and

(ii)          the Exercise Price thereafter shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction 0 the numerator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such event and 0 the denominator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately following such event.

Any adjustment made pursuant to this paragraph 8(a) shall become effective immediately after the applicable record date in the case of a dividend or distribution and immediately after the applicable effective date in the case of a subdivision, split, combination or reclassification.

(b)          Certain Issuances of Common Stock or Convertible Securities. If the Company shall issue or sell any shares of Common Stock (or options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, “convertible securities”)) (other than Excluded Securities) without consideration or at an Aggregate Offering Price that is less than the Current Market Price Per Common Share on the last trading day preceding the date of the agreement on pricing such shares of Common Stock (or such convertible securities), then in each such case:

(i)          the number of Warrant Shares issuable upon exercise of this Warrant thereafter shall be adjusted to equal the product of the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such record date (or issuance or sale date, as applicable) multiplied by a fraction 0 the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or converted) and 0 the denominator of which shall be the sum of 0 the number of shares of Common Stock outstanding on such date and 0 the number of shares of Common Stock that the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into which convertible securities may be exercised or converted) would purchase at a price per share equal to the Current Market Price Per Common Share on such record date (or issuance or sale date, as applicable); and

(ii)          the Exercise Price thereafter shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such record date (or issuance or sale date, as applicable) multiplied by a fraction (A) the numerator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such record date (or issuance or sale date, as applicable) and (B) the denominator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately following such record date (or issuance or sale date, as applicable).

Any adjustment made pursuant to this paragraph 7(b) shall become effective immediately after the applicable record date (or, if no record date is used, after the issuance or sale date).

(c)         Consolidation, Merger or Sale of Assets. In the event of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company to the Person formed by such consolidation or resulting from such merger, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and/or other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer. In determining the kind and amount of securities, cash and/or other property receivable upon such consolidation, merger, sale or transfer, if the holders of Common Stock have the right to elect as to the consideration to be received upon the consummation of such consolidation, merger, sale or transfer, then the consideration that the Holder shall be entitled to receive upon exercise shall be deemed to be the kind and amount of consideration received by the majority of all holders of Common Stock that affirmatively make an election (or of all such holders if none make an election). Adjustments for events subsequent to the effective date of such a consolidation, merger, sale or transfer of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, merger, conveyance, lease, transfer or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property.

(d)         Certain Determinations. For purposes of any computation of any adjustment required under this paragraph 7:

(i)         adjustments shall be made successively whenever any event giving rise to such an adjustment shall occur;

(ii)         if any portion of any consideration to be received by the Company in a transaction giving rise to such an adjustment shall be in a form other than cash, the fair market value of such non-cash consideration shall be utilized in such computation. Such fair market value shall be determined by the Board of Directors; provided that if the Holder shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Holder to determine such fair market value. The expense of such independent appraiser shall be shared equally by the Company and the Holder. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined in accordance with the foregoing provisions;

(iii)        such calculations shall be made to the nearest one-tenth of a cent or to the nearest hundredth of a share, as the case may be; and

(iv)        no adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrant, as the case may be, shall be required if the amount of such adjustment would be less than one-tenth of a cent or hundredth of a share, as the case may be; provided that any adjustments which by reason of this paragraph 7(e)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(e)          Certificates as to Adjustments. Upon the occurrence of each adjustment to the Exercise Price and/or the number of Warrant Shares issuable upon exercise of this Warrant, the Company shall promptly compute such adjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based.

(f)          Notices. In the event that the Company shall propose at any time to effect any of the events described in paragraphs (a) through (e) above that would result in an adjustment to the Exercise Price, the number of Warrant Shares issuable upon exercise of this Warrant or a change in the type of securities or property to be delivered upon exercise of this Warrant, the Company shall send notice to the Holder in the manner set forth in paragraph 8. In the case of a dividend or other distribution, such notice shall be sent at least 10 days prior to the applicable record date and shall specify such record date and the date on which such dividend or other distribution is to be made. In any other case, such notice shall be sent at least 15 days prior to the effective date of any such event and shall specify such effective date. In all cases, such notice shall specify such event in reasonable detail, including the effect on the Exercise Price and the number, kind or class of securities or other property issuable upon exercise of this Warrant. Failure to furnish any certificate pursuant to paragraph 7(e) or to give any notice pursuant to this paragraph 7(f), or any defect in any such certificate or notice, shall not affect the legality or the validity of the adjustment of the Exercise Price and/or the number of securities, cash and/or other property issuable upon exercise of this Warrant, or any transaction giving rise thereto.

8.           Notices. Any notice, demand or delivery authorized by this Warrant shall be in writing and shall be given to the Holder or the Company, as the case may be, at the respective addresses of the parties as set forth in the Note and Warrant Purchase Agreement, or such other address (or facsimile number) as shall have been furnished to the party giving or making such notice, demand or delivery. Each such notice, demand or delivery shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, demand or delivery shall be deemed not to have been received until the next succeeding Business Day.

9.           Rights of the Holder. Prior to any exercise of this Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

10.         GOVERNING LAW. THIS WARRANT AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

11.         Amendments; Waivers. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

12.         NYSE SLAP. The Company shall use reasonable best efforts to obtain approval from NYSE American of a Supplemental Listing Application (SLAP) for the issuance of the Warrant Shares and shall have no obligation to deliver any Warrant Shares hereunder until such time as the SLAP relating to such shares has been approved by NYSE.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of July 22, 2026.

AMERICAN SHARED HOSPITAL SERVICES

By:

Name:	Craig K. Tagawa

Title:	Interim Chief Executive Officer, President
And Assistant Secretary

Acknowledged and Agreed:

RCS/TIG Holdings LLC

By:

Name:	Raymond Stachowiak

Title:	Manager

WARRANT EXERCISE NOTICE

(To be delivered prior to exercise of the Warrant by execution of the Warrant Exercise Subscription Form)

To: American Shared Hospital Services

The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, no par value, of American Shared Hospital Services. The undersigned intends to exercise the Warrant to purchase ___________ shares (the “Warrant Shares”) at $______ per Warrant Share (the Exercise Price currently in effect pursuant to the Warrant). As indicated below, the undersigned intends to pay the aggregate Exercise Price for the Warrant Shares by wire transfer of immediately available funds or by certified or official bank or bank cashier’s check or by reduction in the number of Warrant Shares that would otherwise be issued upon exercise pursuant to paragraph 2(e) of the Warrant.

Date: _________________________

(Signature of Owner)

(Street Address)

	(City)	(State)	(Zip Code)

Payment:	$	wire transfer of immediately available funds

	$	certified or official bank or bank cashier’s check

	________	Reduction in number of Warrant Shares

WARRANT EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of the Warrant after delivery of Warrant Exercise Notice)

To: American Shared Hospital Services

The undersigned irrevocably exercises the Warrant for the purchase of ___________ shares (the “Warrant Shares”) of Common Stock, no par value per share, of American Shared Hospital Services (the “Company”) at $_____ per Warrant Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $___________ (such payment being made as specified in the undersigned’s previously-delivered Warrant Exercise Notice), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Warrant Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date: _________________________

(Signature of Owner)

(Street Address)

	(City)	(State)	(Zip Code)

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Warrant evidenced by the within Warrant to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code: